QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350

        I, Tom W. Olofson, Chief Executive Officer of Epiq Systems, Inc. (the "Company"), hereby certify pursuant to Section 1350 of chapter 63 of title 18 of the United States Code, and Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the annual report on Form 10-K of the Company to which this Exhibit is attached (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ TOM W. OLOFSON Tom W. Olofson

Date: February 25, 2014

        I, Elizabeth M. Braham, Chief Financial Officer of Epiq Systems, Inc. (the "Company"), hereby certify pursuant to Section 1350 of chapter 63 of title 18 of the United States Code, and Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, (1) the annual report on Form 10-K of the Company to which this Exhibit is attached (the "Report") fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ELIZABETH M. BRAHAM Elizabeth M. Braham

Date: February 25, 2014

QuickLinks

  Exhibit 32.1
CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350